Exhibit 99.1

FOR IMMEDIATE RELEASE

June 15, 2010

Investor Contact: Mark H. Tubb

Vice President – Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contact: Michael A. Monahan

Director – Corporate Communications

813.871.4132

mmonahan@walterenergy.com

WALTER ENERGY NAMES WALT SCHELLER PRESIDENT/CHIEF OPERATING OFFICER OF JIM WALTER RESOURCES; ANNOUNCES RETIREMENT OF GEORGE RICHMOND

(TAMPA, Fla.) — Walter Energy (NYSE: WLT), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, announced today that it has named Walter J. “Walt” Scheller, III as president and chief operating officer of its Jim Walter Resources subsidiary. Scheller replaces George R. Richmond, who intends to retire. Scheller will be directly responsible for the day-to-day operations at Jim Walter Resources’ underground mines and will have general responsibility of the Company’s surface mining, natural gas and metallurgical coke operations.

“Walt brings with him 30 years of experience in the industry and we are excited to have him lead our Alabama operations,” said interim Chief Executive Officer Joe Leonard. “Throughout his career, he has demonstrated commitments to safety, growth, and people — all traits we, at Walter Energy, share and admire. We look forward to his contributions as we continue to grow our natural resources and energy enterprise.”

Scheller joins Walter Energy from Peabody Energy Corporation, where he was most recently group executive — Colorado operations. He had previously served as senior vice president — strategic operations for Peabody. Prior to that, he served as vice president, Northern Appalachia Gas Operations for CNX Gas Corporation and before that served in a number of executive and operational roles with Consol Energy, Inc., most recently as vice president - operations of the company.

He holds a Master’s Degree in Business Administration from the University of Pittsburgh — Joseph M. Katz Graduate School of Business, a law degree from Duquesne University and a Bachelor’s Degree in Mining Engineering from West Virginia University.

In conjunction with this announcement, the Company announced the retirement of Walter Energy President and Chief Operating Officer George R. Richmond, effective July 31, 2010.

“George has wanted to retire for some time, but agreed to defer his retirement until we could find just the right person to lead our operations going forward,” Leonard said. “Walt is that person and we appreciate George’s willingness to temporarily defer his retirement in order to ensure this orderly transition. We wish him and his wife, Linda, all the best in their well-deserved retirement.”

“I have been very fortunate in my 45-year career in the coal industry,” said Richmond. “I have been fortunate to work for such a great Company. I have been fortunate to work with great people — the men and women who make this Company great. And, importantly, I am very fortunate to be able to retire at a time when Walter Energy and its operations are extremely well positioned for outstanding performance today and growth into the future.”

The Company added that Richmond would vacate his seat on the Board of Directors, effective with his retirement.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has revenues of approximately $1.0 billion and employs approximately 2,050 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements, the risk that a condition to closing of any of the proposed transactions may not be satisfied and the timing to consummate the proposed transactions. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: See the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur.

 - WLT –